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                                   Exhibit 11

                 Statement Re: Computation of Earnings Per Share


UNITED BANKSHARES, INC. AND SUBSIDIARIES


                                                 For the Quarter Ended
                                                       March 31
                                           --------------------------------
                                               1998                1997
                                           -----------          -----------
BASIC:
------
Average Number of Common Shares             30,013,828           30,070,908

Net Income                                 $10,962,000          $10,048,000
Preferred Dividends                                 --                   --
                                           -----------          -----------
Available to Common Shares                 $10,962,000          $10,048,000
                                           ===========          ===========

Basic Earnings Per Common Share:                 $0.37                $0.33
                                           ===========          ===========


DILUTED:
--------
Average Number of Common Shares             30,013,828           30,070,908
Average Number of Common Share
   Equivalents                                 419,222              254,472
                                           -----------          -----------
Average Shares and Share
   Equivalents Outstanding                  30,433,050           30,325,380
                                           ===========          ===========

Net Income                                 $10,962,000          $10,048,000
Preferred Dividends                                 --                   --
                                           -----------          -----------
Available to Common Shares                 $10,962,000          $10,048,000
                                           ===========          ===========

Diluted Earnings Per Common Share                $0.36                $0.33
                                           ===========          ===========




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